UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2006

WEST COAST BANCORP
(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-10997
(SEC File Number)

93-0810577
(IRS Employer Identification No.)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Discretionary Cash Bonuses to Named Executive Officers

On January 24, 2006, the Compensation and Personnel Committee of the Board of Directors (the “Board”) of West Coast Bancorp (the “Company”) approved discretionary cash bonuses for 2005 to the Company’s named executive officers as follows:

Robert D. Sznewajs, President and	$330,000
Chief Executive Officer
Anders Giltvedt, Executive Vice	$108,600
President and Chief Financial Officer
Xandra McKeown, Executive Vice	$62,000
President - Business Banking
David L. Prysock, Executive Vice	$60,000
President and Chief Credit Officer
James D. Bygland, Executive Vice	$45,000
President and Chief Information Officer

Compensation to Audit and Compliance Committee Members

On January 24, 2006, the Board adopted a resolution establishing a policy to compensate members of the Company’s Audit and Compliance Committee for attendance at meetings with the committee’s Chair, the Company’s management, and/or the Company’s independent auditor for analysis, review, and discussion of the Company’s quarterly earnings releases, Form 10-Ks and 10-Qs, and related matters. The policy is effective for meetings held on or after January 1, 2006, and provides for compensation to Audit and Compliance Committee members (other than the Chair) for one such meeting each calendar quarter. Compensation will be in the amount of the per meeting fee determined from time to time by the Board for attendance by directors at Board committee meetings.

Additional Information

The information above should be read in conjunction with the information set forth under the captions “Executive Compensation” and “Meetings and Committees of the Board of Directors – Compensation of Directors” in the Company’s Proxy Statement relating to its 2005 Annual Meeting of Shareholders and subsequent filings, which are available at the Company’s website at www.wcb.com and the Securities and Exchange Commission’s website at www.sec.gov.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: January 26, 2006	By: /s/ Richard R. Rasmussen
Richard R. Rasmussen Executive Vice President, General Counsel and Secretary